Enercorp, Inc.

                        7001 Orchard Lake Road, Suite 424
                         West Bloomfield, MI 48322-3608

PROXY      This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Robert R. Hebard, as Proxy, with the power to appoint his substitute, and hereby authorizes him to vote, as designated below, all of the shares of Common Stock of Enercorp, Inc. held of record by the undersigned on December 22, 1998, at the Annual Meeting of Shareholders to be held on January 29, 1999 and at any adjournments or postponements thereof.
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1. ELECTION OF DIRECTORS

 _______ FOR all nominees listed below (except as marked to the contrary below)


 _______ WITHHOLD AUTHORITY to vote for all nominees listed below

       (INSTRUCTION) To withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)


_____ Robert R. Hebard  ______ Carl W. Forsythe  _______  H. Samuel Greenawalt

2. On approval of the proposal to authorize the Company to sell shares of its capital stock at prices below such stock's net asset value.

      ________ FOR   __________ AGAINST    _________ ABSTAIN

3. On approval of the proposal to authorize the Company to change the nature of its business and withdraw its election as a business development company under the Investment Company Act of 1940, as amended.

      ________ FOR   __________ AGAINST    _________ ABSTAIN

4. On approval of the three following proposals to amend the Company's Restated Articles of Incorporation:

      (a) To add a provision to provide for the limitation of liability for the Company's directors under certain circumstances.

      ________ FOR   __________ AGAINST    _________ ABSTAIN

      (b) To add a provision to reduce the quorum required for the transaction of business at any shareholders meeting from a majority to one-third of the shares entitled to vote at the meeting.


      ________ FOR   __________ AGAINST    _________ ABSTAIN

      (c) To add a provision to reduce the voting requirement for shareholder approval for actions requiring a two-thirds vote from two-thirds to a majority of the shares entitled to vote on the action.

      ________ FOR   __________ AGAINST    _________ ABSTAIN

5. On approval of the proposal to ratify the appointment of Hirsch, Silberstein & Sulbelsky, P.C. as the independent auditors for the Company for the fiscal years ended June 30, 1997 and 1998 and for the year ending June 30, 1999.

      ________ FOR   __________ AGAINST    _________ ABSTAIN

6. In his discretion, the above-named Proxy is authorized to vote upon such other business as may properly come before the meeting.

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election as directors of all nominees and for the approval of all other matters.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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Signature                                      Date:

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Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE